SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 20, 2000


                           SpectraSite Holdings, Inc.
                       ----------------------------------
             (Exact name of Registrant as specified in its charter)


                                    Delaware
 -------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


              0-27217                                56-2027322
----------------------------------   -------------------------------------------
     (Commission File Number)          (I.R.S. Employer Identification Number)

                            100 Regency Forest Drive
                                    Suite 400
                           Cary, North Carolina 27511
                       -----------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (919) 468-0112
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.             Other Events.

     SpectraSite Holdings, Inc. ("Holdings") has commenced cash tender offers (the "Tender Offers") pursuant to which it is offering up to $340 million aggregate maximum purchase price for its outstanding 10 3/4% Senior Notes due 2010 (the "10 3/4% Notes"), 12 1/2% Senior Notes due 2010 (the "12 1/2% Notes"),
12% Senior Discount Notes due 2008 (the "12% Notes"), 11 1/4% Senior Discount Notes due 2009 (the "11 1/4% Notes"), 12 7/8% Senior Discount Notes due 2010 (the "12 7/8% Notes" and, together with the 10 3/4% Notes, the 12 1/2% Notes, the 12% Notes and the 11 1/4% Notes, the "Notes"). The Tender Offers are conditioned upon, among other things, the receipt of valid and unwithdrawn tenders of Notes resulting in the payment by Holdings of an aggregate purchase price for all the Notes so tendered of at least $300 million (the "Minimum Tender Condition"), the prior or contemporaneous issuance and funding of convertible term notes to certain affiliates of Welsh, Carson, Anderson and Stowe and the receipt of all necessary consents from the lenders under SpectraSite's existing credit facility. The Tender Offers are expected to expire on June 18, 2002, unless extended or terminated.

     Holdings and SpectraSite Intermediate Holdings, LLC ("Holdco") have commenced an offer to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933 (the "Securities Act") to exchange up to $75 million aggregate principal amount of newly issued 12.875% Convertible Notes due 2008 (the "Exchange Notes") for a portion of the Notes not purchased in the Tender Offers (the "Exchange Offers"). The Exchange Notes will be structurally senior to the Notes.

     The Tender Offers are not conditioned on the Exchange Offers. The Exchange Offers are expected to expire after the expiration of the Tender Offers and are conditioned upon, among other things, the completion of the Tender Offers to the extent necessary to satisfy the Minimum Tender Condition.

     THE EXCHANGE NOTES AND SHARES OF HOLDINGS' COMMON STOCK ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     The Tender Offers and the Exchange Offers are part of a series of transactions that the Company is undertaking in order to refinance its indebtedness and improve its financial position.

     Holdings and Holdco have provided the following information in connection with the Tender Offers and the Exchange Offers:

     OVERVIEW. Holdings has created a new, wholly-owned subsidiary, Holdco. Under the terms of a Funding Agreement (the "Funding Agreement"), Holdings and Holdco have agreed to issue up to $350 million aggregate principal amount of secured convertible term notes (the "New Term Notes") to certain affiliates of Welsh, Carson, Anderson and Stowe ("Welsh Carson" or the "Lenders"). Of the proceeds from the issuance of the New Term Notes, $10 million will be used to refinance indebtedness under our existing credit facility. The remainder will be used to fund purchases of Notes pursuant to the Tender Offers and, to the extent not used, for other general corporate purposes, which may include purchasing additional Notes in the open market after the closing or termination of the Exchange Offers.

     Separately, the Company has agreed with SBC Communications Inc. ("SBC"), subject to certain conditions, to reduce its future sublease commitment to SBC by 187 towers and the Company has agreed with Cingular Wireless LLC ("Cingular"), subject to certain conditions, to transfer the Company's interest in 545 SBC towers to Cingular. Upon the closing of these transactions, the Company will receive net cash proceeds of $98 million (which it will use to repay debt under its existing credit facility) and Holdings will issue 12,144,381 shares of its common stock to SBC. In addition, the Company has terminated its build-to-suit contract with Cingular.

     The Company is currently negotiating new compensation and incentive arrangements with key members of its management. It is a condition to the closing of the issuance of the New Term Notes that new compensation arrangements be reached with key members of the Company's management on terms satisfactory to Welsh, Carson. No agreement has been reached on those arrangements and no assurance can be given that we will be able to do so on terms satisfactory to Welsh, Carson. We expect that such new management arrangements will involve the issuance of a significant number of stock options.

     The Company is also seeking all necessary bank consents from the lenders under our existing credit facility. It is a condition to the closing of the issuance of the New Term Notes that our existing credit facility agreement be amended in form and substance satisfactory to Welsh, Carson. We have not yet reached agreement with our lenders as to the terms of an amendment to our existing credit facility and no assurance can be given that we will be able to do so on terms satisfactory to Welsh, Carson.

     THE NEW TERM NOTES

     THE ISSUANCE OF THE NEW TERM NOTES. Holdings and Holdco have entered into a Funding Agreement (the "Funding Agreement") with the Lenders, pursuant to which Holdings and Holdco, as co-issuers and joint and several obligors have agreed to issue to the Lenders up to $350 million aggregate principal amount of New Term Notes. If SpectraSite accepts for payment pursuant to the Tender Offers Notes having an aggregate purchase price of less than $340 million for the Tender Offers in the aggregate, the Lenders may elect to reduce by up to the amount of such shortfall the aggregate principal amount of New Term Notes funded by the Lenders.

     Under the terms of the New Term Notes, Holdings and Holdco will be subject to certain covenants, including restrictions on the ability of Holdings, Holdco and Holdings' restricted subsidiaries to incur indebtedness, make distributions on or redeem capital stock, redeem, repurchase or refinance certain indebtedness, make investments, dispose of assets, enter into transactions with affiliates, create liens, enter into sale or leaseback arrangements and merge, consolidate or sell all or substantially all of their assets. The New Term Notes will restrict Holdco's ability to make distributions to Holdings (although it will permit distributions to pay interest on Holdings' outstanding Notes, or refinancings thereof, and will permit other distributions subject to satisfaction of various financial covenants) and will restrict Holdings' ability to repay or repurchase its debt. Holdco has also agreed to limit its activities to holding the capital stock of its wholly-owned subsidiaries, performing its obligations under the terms of the New Term Notes and its guarantee of an existing credit facility, certain other activities relating to financing transactions of Holdings and its subsidiaries and other activities incidental to the above. Holdings has agreed that it will not own or make any investments other than its ownership in Holdco, subject to limited exceptions. The covenants are generally more restrictive than those contained in Holdings' other notes, particularly with respect to the incurrence of subsidiary indebtedness and secured debt and the ability to make restricted payments. Upon certain transfers, these covenants will become substantially similar to those contained in the Notes.

     Principal, interest and maturity. The New Term Notes will bear interest at a rate of 12.875% per annum. Interest will be payable in arrears semi-annually in cash or, at the option of Holdings and Holdco, shall accrue and be compounded semi-annually. Accrued and unpaid interest will accumulate and be paid on the conversion date in cash or in stock (at 95% of the then-current market price of the Holdings' common stock determined using a five-day trading average) at the election of the Holdings. The New Term Notes mature on the earlier of June 15, 2008 and the 180th day following the repayment of our existing credit facility and any refinancing thereof.

     If (i) Holdings and Holdco fail to file any registration statement required by the Registration Rights Agreement entered into between the Lenders, Holdings and Holdco or fail to have the registration statement declared effective within the time periods specified in such agreement, (or if no times are specified, filed within 90 days and declared effective within 180 days)(ii) any such registration statement ceases to be effective or available for use when it is required to be effective and so available for a period of five consecutive trading days, (iii) Holdings' common stock is suspended from trading or fails to be listed on Nasdaq or the New York Stock Exchange for more than 5 trading days in any 365-day period or (iv) the shares issuable upon conversion of the New Term Notes are not approved for listing on Nasdaq or the New York Stock Exchange at any time after stockholder approval of the transaction is obtained (each, a "Convertibility Impairment"), then Holdings and Holdco will be required to pay, on and from the date of the relevant Convertibility Impairment, (a) in the case of a Convertibility Impairment in (i), (ii) or (iv) above (except to the extent a failure under (iv) is the result of a Convertibility Impairment under (iii)), additional interest of 0.75% per annum for the first 30 days, increasing by 0.75% per annum for each subsequent 30 day period (up to a maximum of 5 1/8%) until (but excluding the date on which) all such impairments are remedied, or
(b) in the case of a Convertibility Impairment in (iii) above, additional interest of 0.4% per annum for the first 90 days, increasing by 0.4% per annum for each subsequent 90 day period (up to a maximum of 2.0%) until (but excluding the date on which) all such impairments are remedied. In the event of multiple Convertibility Impairments, additional interest shall accrue each day only in respect of the one Convertibility Impairment that would result in the highest additional interest for such day.

     Conversion into Common Stock. The New Term Notes will be convertible, in whole or in part, into shares of common stock of Holdings (the "New Shares") at the option of the Lenders at a conversion of price of $0.65 principal amount of New Term Notes per share, subject to adjustment as a result of customary anti-dilution provisions. The New Term Notes will be convertible at any time following the receipt of shareholder approval for the issuance of the New Shares, which Holdings has agreed to seek at a meeting of stockholders which is expected to take place after completion of the Tender Offers.

     Holders of more than a majority of Holdings' common stock have entered into a Voting Agreement under which each stockholder has agreed to vote all shares of Holdings' stock owned by it to approve the issuance of common stock upon conversion of the New Term Notes and the voting rights of the New Term Notes described below.

     Voting Rights. Except as otherwise provided by applicable law or listing rules, following stockholder approval, holders of the New Term Notes will vote on an as-converted basis (and as if accrued interest is paid in stock at conversion) as a single class together with the holders of shares of common stock of Holdings following stockholder approval. The Lenders' voting rights are subject to limitations in the Stockholders' Agreement described below. In connection with certain transactions prior to the fifth anniversary of the issue date, the voting rights of the New Term Notes will terminate.

     Optional Redemption. After the third anniversary of the issue date of the New Term Notes (the "Issue Date") and on or prior to the fourth anniversary thereof, Holdings and Holdco may redeem for cash no less than all of the outstanding New Term Notes if (i) the volume-weighted average closing price of Holdings' common stock over the three month period and the five consecutive trading days immediately prior to the notice of redemption exceeds $1.50, (ii) the indebtedness of the Company and its subsidiaries, giving pro forma effect to such redemption (or conversion of such of the Notes to have been redeemed), is within a leverage ratio test set forth in the New Term Notes and projected to continue to be within such ratio until the fourth anniversary, (iii) our existing credit facility shall have been refinanced and fully syndicated at or prior to such redemption to fully fund Holdings' Board-approved five-year business plan and shall not require any amortization in excess of $50 million prior to the second anniversary of such redemption, (iv) there shall be no default or event of default under such credit facility after giving pro forma effect to such redemption and (v) Holdings and Holdco shall also redeem all of the outstanding Exchange Notes concurrently with the redemption of the New Term Notes. Holdings will agree not to incur any indebtedness after any redemption pursuant to this paragraph, if such incurrence would cause Holdings to fail to meet the leverage ratio test referred to in item (ii) above at any time during the fourth year after the Issue Date.


     After the fourth anniversary of the Issue Date, Holdings and Holdco may redeem for cash no less than two-thirds of the then-outstanding New Term Notes or no less than all of the then-outstanding aggregate principal amount of New Term Notes if such notes represent less than two-thirds of the originally issued aggregate principal amount of New Term Notes if (i) the volume-weighted average closing price of Holdings' common stock over the three month period and for five consecutive trading days immediately prior to the notice of redemption exceeds $1.50 and (ii) Holdings and Holdco shall also redeem outstanding Exchange Notes concurrently with the redemption of the New Term Notes, pro rata with the redemption of the New Term Notes based on the aggregate principal amount outstanding.


     The initial redemption price during the fourth and fifth year after the Issue Date will be equal to 110% of the sum of the principal amount of the New Term Notes redeemed plus accrued interest. The redemption price after the fifth anniversary of the Issue Date will decline to 105% of the sum of the principal amount of the New Term Notes redeemed plus accrued interest and, beginning 5 1/2 years after the Issue Date will be 100% of the principal amount of the New Term Notes redeemed, plus accrued interest. The redemption price will be payable in cash. Following any such redemption, Holdings and Holdco may redeem all, but not less than all, of any remaining New Term Notes on the terms described herein.


     Repurchase at the Holder's Option. In the event of a change of control (as defined in the New Term Notes), Holdings and Holdco will be required to offer to redeem the New Term Notes at a price equal to the sum of 105% of their principal amount plus accrued interest at the date of such redemption. The New Term Notes will require Holdings and Holdco to offer to repurchase the notes at 100% of their outstanding principal amount, plus accrued and unpaid interest, out of the proceeds of certain asset sales if such proceeds are not reinvested in the business or used to repay debt of any subsidiary of Holdco within 330 days after receipt.


     Collateral. Holdings' obligations under the New Term Notes will be secured by a lien (second in priority to the lenders under our existing credit facility) on the membership interests of Holdco.


     Events of Default. The New Term Notes will become immediately due and payable upon the occurrence of certain events of default, including (i) a default on the payment of any interest on the New Term Notes when due, if such default remains uncured for 30 days, (ii) a default on the payment of any principal on the New Term Notes when due and payable at maturity, upon redemption or otherwise, (iii) a breach of certain covenant set forth in the terms of the New Term Notes, if such breach remains uncured for 30 days after notice by the holders, and a breach of any other covenants for 60 days after notice by the holders, (iv) a failure to pay beyond applicable grace periods other indebtedness of Holdings, Holdco or a significant subsidiary in excess of $10 million after final maturity of such indebtedness or the acceleration of any such indebtedness as a result of a default, (v) a failure to offer to redeem the New Term Notes pursuant to their terms upon a change of control or failure to comply with the terms of the New Term Notes applicable to a merger or a transfer of assets, (vi) the commencement of a bankruptcy proceeding by Holdings, Holdco or any significant subsidiary of Holdings or the commencement of a bankruptcy proceeding against Holdings, Holdco or a significant subsidiary of Holdings and such proceeding remains unstayed for 90 days, (vii) a final judgment or decree for the payment of money by Holdings, Holdco or a significant subsidiary of Holdings in excess of $10 million is rendered and either an enforcement action is commenced or such judgment remains unpaid and unstayed for 60 days, (viii) a breach in any of the representations and warranties made to the Lenders in connection with the issuance of the New Term Notes, (ix) a failure to deliver New Shares within five days of any conversion, and (x) the liens securing the New Term Notes ceasing to be perfected or have their intended priority or Holdings or Holdco so claiming.

     Restrictions on Transfer. The New Term Notes and the New Shares will be subject to restrictions on transfer. Holdings, Holdco, the Lenders and certain of Holdings' other principal shareholders have entered into a Stockholders' Agreement regarding the composition of Holdings' board of directors and other matters. Holdings and Holdco have also granted registration rights to the Lenders with respect to sales of the New Shares and the New Term Notes.

     Conditions to Funding. The funding of the New Term Notes is subject to certain conditions, including without limitation:

     o the concurrent consummation of the Tender Offers to the extent necessary to satisfy the Minimum Tender Condition;

     o the accuracy of the representations and warranties made by Holdings and Holdco in connection with the issuance of the New Term Notes;

     o    the integration of Holdco into the Company's corporate structure;

     o the receipt of all necessary consents and amendments from the lenders under our existing credit facility in form and substance satisfactory to Welsh, Carson;

     o the adoption of compensation and incentive arrangements with the key members of the Company's management that are satisfactory to the Lenders in their reasonable discretion;

     o the absence of legal proceedings enjoining or challenging the New Term Notes;

     o the execution and delivery of various ancillary agreements to the New Term Notes;

     o the consummation of the transactions contemplated by the Cingular Transactions (as defined herein);

     o receipt by the Lenders of an opinion as to the solvency of Holdco and its subsidiaries, on a consolidated basis, after giving effect to the Refinancing Transactions;

     o in the event that the final terms of the Tender Offers vary from those assumed in the opinion previously delivered, delivery of a fairness opinion to the effect that the sale of the New Term Notes is fair from a financial point of view to Holdings and its subsidiaries;

     o the absence (in the good faith judgment of the purchasers of the New Term Notes) of a material adverse effect on Holdings and its subsidiaries since December 31, 2001, and

     o the requirement that the board of directors of Holdings have the number of directors and be constituted as provided in the amendment to Holdings' stockholders agreement that is to become effective concurrently with the issuance of the New Term Notes.

     In connection with the Funding Agreement, Holdings has agreed to pay the Lenders (i) a fee equal to 0.75% of the aggregate principal amount of New Term Notes that the Lenders have committed to purchase (the "Funding Commitment") payable upon the signing of the Funding

Agreement; (ii) a fee equal to 0.75% of aggregate principal amount of New Term Notes issued to the Lenders at the time of funding of the New Term Notes, payable at the time of funding of the New Term Notes; (iii) an additional fee equal to 3% of the Funding Commitment (as reduced by the payment, if any, of the fee described in clause (iv)), if the Tender Offers are not consummated and if at least $200 million in aggregate principal amount of the existing indebtedness of Holdings and its subsidiaries other than the existing credit facility is restructured, repurchased or retired in a transaction not requiring at least $100 million of third-party financing that is commenced within six months following the termination or abandonment of the Tender Offers (other than as a result of a default by the Lenders), payable at the closing of such other transaction; and (iv) an additional fee equal to 2% of the Funding Commitment, if the Tender Offers are not consummated and if: (a) the Lenders are ready, willing and able to fund the New Term Notes; (b) the Tender Offers are not consummated (other than as a result of the Minimum Tender Condition or the condition regarding the concurrent funding of the New Term Notes not having been satisfied); and (c) all conditions to the funding of the New Term Notes have been satisfied or waived by Holdings, Holdco and the Lenders.

     The fees set forth above shall be paid to the Lenders (or their designees) in proportion to the amount of their funding obligations.

     VOTING AGREEMENT. In connection with the Funding Agreement, holders of more than a majority of Holdings' common stock have entered into a Voting Agreement under which each stockholder agrees to vote all shares of Holdings' stock owned by it at a meeting to approve:

     o the amendment to Holdings' charter to (i) increase the amount of Holdings' authorized common stock so that a sufficient number of shares will be available for issuance upon the conversion of the New Term Notes and the Exchange Notes, (ii) provide for voting provisions for the New Term Notes and (iii) effect a reverse stock split.

     o the issuance of Holdings' shares upon conversion of the New Term Notes and the Exchange Notes, the voting rights of the New Term Notes, and any other matters relating to the transactions contemplated by the Funding Agreement requiring a stockholder vote.

     STOCKHOLDERS' AGREEMENT. In connection with the Refinancing Transactions, Holdings and Holdco and certain of Holdings' stockholders entered into a Fourth Amended and Restated Stockholders' Agreement, which will supersede and replace the existing stockholders' agreement upon the closing of the Refinancing Transactions.

     The Stockholders' Agreement contains a voting agreement provision under which the Company and the stockholders party to the agreement agree to vote the voting securities held by them and to take all other appropriate action to:

     o    cause the number of directors of Holdings to be nine;

     o elect three Welsh, Carson designees to Holdings' board. Welsh, Carson's right to designate (i) one of the three board seats will terminate when Welsh, Carson has sold to third parties more than 80% of Holdings' voting securities beneficially owned by Welsh, Carson immediately following completion of the Refinancing Transactions, (ii) two of the three board seats will terminate when Welsh, Carson has sold to third parties more than 90% of Holdings' voting securities beneficially owned by Welsh, Carson immediately following the completion of the Refinancing Transactions, and (iii) all three board seats will terminate when Welsh, Carson has sold to third parties more than 95% of Holdings' voting securities beneficially owned by Welsh, Carson immediately following completion of the Refinancing Transactions;

     o elect at least two independent directors to Holdings' board, all of whom shall be reasonably acceptable to Welsh, Carson;

     o elect one Nextel designee and one SBC designee to Holdings' board until such shareholder, as applicable, either (i) sells to third parties 50% or more of the shares beneficially owned by it immediately following completion of the Refinancing Transactions or (ii) ceases to own at least 1%, in the case of Nextel, or 2%, in the case of SBC, of Holdings' outstanding common stock (calculated on a fully-diluted basis and giving effect to the conversion of the New Term Notes and the Exchange Notes). When each of Nextel and SBC lose the right to designate a director, any director replacing the director formerly designated by Nextel or SBC, as the case may be, will be an independent director reasonably acceptable to Welsh, Carson;

     o    elect the Chief Executive Officer of the Company as director; and

     o elect Steven Shindler as a director. Upon Mr. Shindler's resignation or removal, his board seat will be filled by an independent director reasonably acceptable to Welsh, Carson.

     Unless terminated earlier as provided above, all of the voting provisions described above will terminate on February 1, 2008.

     The Stockholders' Agreement further provides that, for so long as they are entitled to designate a member of the board, SBC and Nextel each have the right to designate one representative to attend board meetings as an observer. For so long as the Trimaran Group, Canadian Imperial Bank of Commerce and their respective affiliates together hold more than 2% of Holdings' common stock (calculated on a fully-diluted basis, including conversion of the New Term Notes and the Exchange Notes), CIBC shall have the right to designate one representative to attend the board meetings as an observer.

     The Stockholders' Agreement also provides that the Lenders may not transfer the New Term Notes or New Shares for five years following completion of the Refinancing Transactions, subject to certain exceptions, including transfers (i) to certain permitted transferees, (ii) in a registered public offering or a broadly distributed non-registered public offering, (iii) certain sale transactions, including a tender offer, which are approved by a majority of the disinterested directors and (iv) in private transfers to the extent that the selling holder does not know or have reason to believe that the transferee would, individually or together with a group, beneficially own more than 7% of Holdings' voting securities following the transfer. The Lenders have also agreed not to transfer any Holdings' stock acquired after the completion of the Refinancing Transactions to any person or group (other than certain permitted transferees) if the selling holder knows or has reason to believe that the transferee would beneficially own more than 7% of Holdings' voting securities following the transfer.

     For the five year period following completion of the Refinancing Transactions, the Lenders have agreed they will not, without the approval of a majority of disinterested directors, (i) publicly propose to enter into a business combination with the Company, (ii) solicit proxies, (iii) form, join or participate in a group in connection with matters voted on by Holdings' stockholders, (iv) advise or assist any person in connection with the foregoing or publicly disclose any intention, plan or arrangement inconsistent with respect to any of the foregoing. The restrictions described above will lapse if the Company enters into certain acquisition transactions or if certain unsolicited approaches are made to the Company and not rejected.

     The Stockholders' Agreement also provides that the voting rights of the Lenders under the New Term Notes with respect to all voting securities of Holdings held by them will be capped at 32% of the total outstanding voting rights. Welsh, Carson also has entered into Registration Rights Agreements with Holdings as to Holdings' securities owned by Welsh, Carson, including the New Term Notes and the shares of common stock issuable upon conversion thereof.

     AMENDMENTS TO SBC AND CINGULAR AGREEMENTS. The Company has previously agreed to acquire leasehold or sub-leasehold rights in up to 3,600 tower sites from SBC Communications Inc. (together with its affiliates, "SBC"). Since an initial closing on December 14, 2000 the Company has acquired from SBC rights in 2,706 tower sites for which the Company paid approximately $679 million in cash and issued approximately 9.9 million shares of common stock. Under the agreement, the Company was scheduled to acquire 894 additional tower sites in a series of closings beginning in April 2003 and ending on January 1, 2004. The Company had also agreed to build tower sites for Cingular, an affiliate of SBC, under a five year exclusive build-to-suit agreement. Cingular leases space on these towers from the Company.

     On May 15, 2002, the Company and Cingular entered into agreements to transfer the Company's interest in 545 SBC towers located in California and Nevada to Cingular and the Company and SBC agreed to reduce the Company's future sublease commitment to SBC by 187 towers, to 3,413 towers (collectively, the "Cingular Transactions"). All of the 187 towers are located in California and Nevada and the Company is scheduled to complete the acquisition of the remaining 707 SBC tower sites in a series of closings beginning in April 2003 and ending on January 1, 2004.

     Under the Cingular Transactions, if the Company were to acquire all 3,413 towers subject to the agreements, the aggregate consideration payable to SBC would consist of approximately $862.5 million in cash and $287.5 million in Holdings' common stock, valued at $22.74 per share. The stock consideration is subject to an adjustment payment based on the average closing price of Holdings' stock during the 60-day period immediately preceding the last date on which towers will be acquired, which is expected to be January 1, 2004.

     As a part of the Cingular Transactions, the Company will issue 12,144,381 shares of Holdings' common stock to SBC in full satisfaction of its obligation to pay the stock portion of the consideration for the remaining 707 towers to be acquired from SBC and to satisfy the total stock adjustment payment to SBC under the agreement to sublease. Accordingly, upon completion of Cingular and SBC amendments, Holdings will have issued a total of 22,021,508 shares to SBC under the agreement to sublease and will have no further obligation to issue any additional shares to SBC in the future, including any adjustment payment.

     SpectraSite would receive net cash proceeds of $98 million at closing, which will be used to reduce borrowings under its credit facility. The closing of the Cingular Transactions is subject to the closing of the Tender Offers to the extent specified by the amendments, the consent of the lenders under our existing credit facility, the expiration or termination of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions. In addition, the transaction with SBC to reduce SpectraSite's future sublease commitment is also subject to the receipt of certain third party consents. In the event such consents are not obtained at or prior to closing and all other conditions are satisfied, that portion of the transaction will not close, and SpectraSite will receive $108 million in cash from Cingular at the closing for the transfer of the 545 towers.

     In addition, the Company has terminated its build-to-suit agreement with Cingular. Except for continuing to perform certain work during a transition period, this termination eliminates all of the Company's required capital commitments under the build-to-suit agreement and provides for reimbursement to the Company by Cingular for completed towers (except for the 36 completed towers that will be retained by the Company and a portion will be leased to Cingular) upon transfer of those towers to Cingular, as well as for towers under construction upon completion and transfer of those towers to Cingular, and other work in progress.

     NEW COMPENSATION AND INCENTIVE ARRANGEMENTS WITH MANAGEMENT. It is a condition to the closing of the New Term Notes financing that new compensation arrangements be reached with key members of the Company's management on terms in form and substance satisfactory to Welsh, Carson. No agreement has been reached on these arrangements and no assurance can be given that we will be able to do so on terms satisfactory to Welsh, Carson. We expect that such new arrangements will involve the issuance of a significant number of stock options.

     CREDIT AGREEMENT AMENDMENT. In connection with the Refinancing Transactions, we intend to seek certain amendments under our existing credit agreement, including amendments to the financial maintenance ratios. It is a condition to the closing of the issuance of the New Term Notes that our existing credit agreement be amended in form and substance satisfactory to Welsh, Carson. No bank amendment has been agreed to and no assurance can be given that an amendment will be obtained on terms satisfactory to us or Welsh, Carson. In connection with this amendment, the Company expects that the banks will seek to tighten the restrictive provisions of the credit facility and/or may seek to reduce the availability thereunder.


UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated financial data present the unaudited consolidated balance sheet of the Company as of March 31, 2002 and the unaudited consolidated statements of operations of the Company for the year ended December 31, 2001 and the three months ended March 31, 2002. The unaudited consolidated pro forma financial data give effect to the Refinancing Transactions as if such transactions occurred on March 31, 2002 in the case of the unaudited consolidated balance sheet and as if such transactions occurred on January 1, 2001 in the case of the pro forma consolidated statements of operations. The Refinancing Transactions reflected in the unaudited pro forma financial data include:


     (1) the funding of $350 million of New Term Notes by Welsh, Carson and the use of the proceeds to refinance $10 million of indebtedness under our existing credit facility and to fund purchases of Notes pursuant to the Tender Offers;


     (2)  the Cingular Transactions; and


     (3)  the Tender Offers.


The unaudited pro forma consolidated financial data is also further adjusted for the Exchange Offers.


     The pro forma adjustments reflected in the unaudited pro forma consolidated financial data are based upon available information and upon certain assumptions that we believe are reasonable under the circumstances. In particular, the adjustments with respect to the Tender Offers assume that the Company purchased for an aggregate of $340 million:


     o $107.5 million aggregate principal amount of the 10 3/4% Notes;


     o $102.6 million aggregate principal amount of the 12 1/2% Notes;


     o $118.3 million aggregate accreted amount of the 12% Notes;


     o $293.5 million aggregate accreted amount of the 11 1/4% Notes; and


     o $268.1 million aggregate accreted amount of the 12 7/8% Notes.


     The adjustments with respect to the Exchange Offers assume that $75 million aggregate principal amount of Exchange Notes was exchanged for:


     o $24.2 million aggregate principal amount of the 10 3/4% Notes;


     o $23.1 million aggregate principal amount of the 12 1/2% Notes;


     o $29.4 million aggregate accreted amount of the 12% Notes;


     o $82.5 million aggregate accreted amount of the 11 1/4% Notes; and


     o $63.6 million aggregate accreted amount of the 12 7/8% Notes.


     The actual amount of Notes acquired in, and that remain outstanding following, the Exchange Offers and the Tender Offers and the amount of Exchange Notes issued in connection with the Exchange Offers are expected to vary from these assumptions. Accordingly, it is possible that significantly different results may occur as a result of the Refinancing Transactions than those reflected in the unaudited pro forma consolidated financial data.


     The unaudited pro forma consolidated financial data are based on the historical financial statements of the Company and the adjustments described in the accompanying notes. The unaudited pro forma financial data do not purport to represent what the Company's financial position or results of operations actually would have been if the Refinancing Transactions had in fact occurred on the dates indicated and are not necessarily representative of the Company's financial position or results of operations at any future date.

                          SPECTRASITE HOLDINGS, INC.
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                             AS OF MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)



                                                                            NEW TERM NOTES,
                                                                             TENDER OFFERS
                                                             HISTORICAL       AND CINGULAR
                                                             MARCH 31,         PRO FORMA
                                                                2002          ADJUSTMENTS
                                                          --------------- -------------------
ASSETS
Current assets:
 Cash and cash equivalents ..............................  $      85,567     $   330,000 (a)
                                                                                 (10,000)(b)
                                                                                (349,357)(c)
                                                                                  96,500 (d)
                                                                                 (98,000)(e)
 Accounts receivable ....................................         59,773              --
 Costs and estimated earnings in excess of billings .....         22,391              --
 Inventories ............................................         15,549              --
 Prepaid expenses and other .............................         11,563              --
                                                           -------------     -----------
  Total current assets ..................................        194,843         (30,857)
Property and equipment, net .............................      2,461,470        (151,844)(f)
Goodwill, net ...........................................         60,626              --
Other assets ............................................        117,093         (27,947)(g)
                                                                                  20,000 (h)
                                                                                   5,021 (i)
                                                           -------------     -----------
  Total assets ..........................................  $   2,834,032     $  (185,627)
                                                           =============     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable .......................................  $      39,408     $        --
 Accrued and other expenses .............................         74,732          (5,290)(j)
 Billings in excess of costs and estimated earnings                4,242              --
                                                           -------------     -----------
  Total current liabilities .............................        118,382          (5,290)
 Long-term debt .........................................        785,000         (10,000)(b)
                                                                                 (98,000)(e)
 New Term Notes .........................................             --         350,000 (k)
 New Notes ..............................................             --              --
 Senior notes ...........................................        400,000        (210,091)(l)
 Senior convertible notes ...............................        200,000              --
 Senior discount notes ..................................      1,050,273        (679,911)(l)
 Other long-term liabilities ............................         27,810              --
                                                           -------------     -----------
  Total liabilities .....................................      2,581,465        (653,292)
                                                           -------------     -----------
Shareholders' equity:
 Common stock, $0.001 par value, 300,000,000
  shares authorized, 154,013,917 and
  166,158,298 actual and pro forma, respectively ........            154              12 (m)
 Additional paid-in-capital .............................      1,624,534           5,009 (m)
 Accumulated other comprehensive income .................          5,291              --
 Accumulated deficit ....................................     (1,377,412)        521,940 (n)
                                                                                 (55,344)(o)
                                                                                  (3,952)(p)
                                                           -------------     -----------
  Total shareholders' equity ............................        252,567         467,665
                                                           -------------     -----------
  Total liabilities and shareholders' equity ............  $   2,834,032     $  (185,627)
                                                           =============     ===========



                                                             PRO FORMA
                                                              FOR THE
                                                           NEW TERM NOTES,
                                                          TENDER OFFERS AND                        PRO FORMA
                                                              CINGULAR                               AFTER
                                                            TRANSACTIONS     EXCHANGE OFFERS    EXCHANGE OFFERS
                                                              MARCH 31,         PRO FORMA          MARCH 31,
                                                                2002           ADJUSTMENTS           2002
                                                          ---------------- ------------------- ----------------
ASSETS
Current assets:
 Cash and cash equivalents ..............................    $   54,710       $     (8,343)(q)    $   46,367




 Accounts receivable ....................................        59,773                 --            59,773
 Costs and estimated earnings in excess of billings .....        22,391                 --            22,391
 Inventories ............................................        15,549                 --            15,549
 Prepaid expenses and other .............................        11,563                 --            11,563
                                                             ----------       ------------        ----------
  Total current assets ..................................       163,986             (8,343)          155,643
Property and equipment, net .............................     2,309,626                 --         2,309,626
Goodwill, net ...........................................        60,626                 --            60,626
Other assets ............................................       114,167             (5,825)(r)       108,842
                                                                                       500 (s)
                                                             ----------       ------------        ----------
  Total assets ..........................................    $2,648,405       $    (13,668)       $2,634,737
                                                             ==========       ============        ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable .......................................    $   39,408       $         --        $   39,408
 Accrued and other expenses .............................        69,442             (1,193)(j)        68,249
 Billings in excess of costs and estimated earnings               4,242                 --             4,242
                                                             ----------       ------------        ----------
  Total current liabilities .............................       113,092             (1,193)          111,899
 Long-term debt .........................................       677,000                 --           677,000

 New Term Notes .........................................       350,000                 --           350,000
 New Notes ..............................................            --             75,000 (t)        75,000
 Senior notes ...........................................       189,909            (47,364)(u)       142,545
 Senior convertible notes ...............................       200,000                 --           200,000
 Senior discount notes ..................................       370,362           (175,469)(u)       194,893
 Other long-term liabilities ............................        27,810                 --            27,810
                                                             ----------       ------------        ----------
  Total liabilities .....................................     1,928,173           (149,026)        1,779,147
                                                             ----------       ------------        ----------
Shareholders' equity:
 Common stock, $0.001 par value, 300,000,000
  shares authorized, 154,013,917 and
  166,158,298 actual and pro forma, respectively ........           166                 --               166
 Additional paid-in-capital .............................     1,629,543                 --         1,629,543
 Accumulated other comprehensive income .................         5,291                 --             5,291
 Accumulated deficit ....................................      (914,768)           135,358 (v)      (779,410)
                                                             ----------       ------------        ----------
  Total shareholders' equity ............................       720,232            135,358           855,590
                                                             ----------       ------------        ----------
  Total liabilities and shareholders' equity ............    $2,648,405       $    (13,668)       $2,634,737
                                                             ==========       ============        ==========

   See accompanying notes to unaudited pro forma consolidated balance sheet.

                          SPECTRASITE HOLDINGS, INC.
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                             AS OF MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)

(a) Reflects proceeds from the funding by the Lenders of $350,000 of New Term Notes, net of expenses.

(b) Reflects refinancing of $10,000 of indebtedness under our existing credit facility.

(c) Reflects purchase of Notes pursuant to the Tender Offers including expenses, accrued interest and income taxes.

(d) Reflects proceeds of $98,000 from the Cingular Transactions, net of expenses.

(e) Reflects repayment of $98,000 of indebtedness under our existing credit facility.

(f)  Reflects net book value of 545 tower sites transferred to Cingular.

(g) Reflects write-off of debt issuance costs associated with the Notes purchased pursuant to the Tender Offers and the refinanced indebtedness under our existing credit facility.

(h) Reflects debt issuance costs incurred in connection with the funding of New Term Notes.

(i) Reflects deposit on the future acquisition of leasehold and sub-leasehold rights in 707 tower sites from SBC.

(j)  Reflects payment of accrued interest on Notes purchased.

(k)  Reflects issuance of New Term Notes.

(l)  Reflects extinguishment of Notes purchased pursuant to the Tender Offers.

(m) Reflects issuance of 12,144,381 shares of common stock to SBC in connection with the Cingular Transactions.

(n) Reflects gain on the early extinguishment of debt, net of expenses and income taxes, in connection with the purchase of Notes pursuant to the Tender Offers.

(o) Reflects the loss on the transfer of 545 tower sites to Cingular and the cost of reducing the future sublease commitment to SBC.

(p) Reflects write-off of debt issuance costs associated with the refinanced indebtedness under our existing credit facility.

(q) Reflects payment of expenses and income taxes incurred in connection with the Exchange Offers.

(r) Reflects write-off of debt issuance costs associated with the Notes purchased pursuant to the Exchange Offers.

(s) Reflects debt issuance costs incurred in connection with the issuance of the Exchange Notes

(t)  Reflects issuance of Exchange Notes in connection with the Exchange Offers.

(u)  Reflects extinguishment of Notes purchased pursuant to the Exchange Offers.

(v) Reflects gain on the early extinguishment of debt, net of expenses and income taxes, in connection with the purchase of Notes pursuant to the Exchange Offers.

                          SPECTRASITE HOLDINGS, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                     FOR THE YEAR ENDED DECEMBER 31, 2001
                            (DOLLARS IN THOUSANDS)





                                                                      NEW TERM NOTES,
                                                                       TENDER OFFERS
                                                      HISTORICAL       AND CINGULAR
                                                     DECEMBER 31,        PRO FORMA
                                                         2001           ADJUSTMENTS
                                                    -------------- --------------------
Revenues:
 Site leasing .....................................   $  221,614       $   (8,765) (a)
 Network services .................................      251,358               --
                                                      ----------       ----------
    Total revenues ................................      472,972           (8,765)
                                                      ----------       ----------
Operating expenses:
 Costs of operations, excluding depreciation
  and amortization expense:
  Site leasing ....................................       91,689           (4,662)(b)
  Network services ................................      198,480               --
 Selling, general and administrative expenses .....       86,297               --
 Depreciation and amortization expense ............      186,224           (9,555)(c)
 Restructuring and non-recurring charges ..........      143,785               --
                                                      ----------       ----------
    Total operating expenses ......................      706,475          (14,217)
                                                      ----------       ----------
Operating loss ....................................     (233,503)           5,452
                                                      ----------       ----------
Other income (expense):
 Interest income ..................................       17,037               --
 Interest expense .................................     (212,174)          54,923 (d)
 Other income (expense) ...........................     (223,582)              --
                                                      ----------       ----------
    Total other income (expense) ..................     (418,719)          54,923
                                                      ----------       ----------
Loss before income taxes ..........................     (652,222)          60,375
Income tax expense ................................        2,547               --
                                                      ----------       ----------
Net loss ..........................................   $ (654,769)      $   60,375
                                                      ==========       ==========
Basic and diluted earnings (loss) per common share:
 Net loss per common share ........................   $    (4.36)
                                                      ==========
Weighted average common shares outstanding
 (basic and diluted) ..............................      150,223
                                                      ==========
EBITDA(f) .........................................   $   98,631       $   (4,103)
                                                      ==========       ==========



                                                        PRO FORMA
                                                         FOR THE                            PRO FORMA
                                                     NEW TERM NOTES,       EXCHANGE           AFTER
                                                    TENDER OFFERS AND       OFFERS       EXCHANGE OFFERS
                                                         CINGULAR         PRO FORMA       DECEMBER 31,
                                                       TRANSACTIONS      ADJUSTMENTS          2001
                                                    ----------------- ----------------- ----------------
Revenues:
 Site leasing .....................................    $  212,849        $       --        $  212,849
 Network services .................................       251,358                --           251,358
                                                       ----------        ----------        ----------
    Total revenues ................................       464,207                --           464,207
                                                       ----------        ----------        ----------
Operating expenses:
 Costs of operations, excluding depreciation
  and amortization expense:
  Site leasing ....................................        87,027                --            87,027
  Network services ................................       198,480                --           198,480
 Selling, general and administrative expenses .....        86,297                --            86,297
 Depreciation and amortization expense ............       176,669                --           176,669
 Restructuring and non-recurring charges ..........       143,785                --           143,785
                                                       ----------        ----------        ----------
    Total operating expenses ......................       692,258                --           692,258
                                                       ----------        ----------        ----------
Operating loss ....................................      (228,051)               --          (228,051)
                                                       ----------        ----------        ----------
Other income (expense):
 Interest income ..................................        17,037                --            17,037
 Interest expense .................................      (157,251)           15,228 (e)      (142,023)
 Other income (expense) ...........................      (223,582)               --          (223,582)
                                                       ----------        ----------        ----------
    Total other income (expense) ..................      (363,796)           15,228          (348,568)
                                                       ----------        ----------        ----------
Loss before income taxes ..........................      (591,847)           15,228          (576,619)
Income tax expense ................................         2,547                --             2,547
                                                       ----------        ----------        ----------
Net loss ..........................................    $ (594,394)       $   15,228        $ (579,166)
                                                       ==========        ==========        ==========
Basic and diluted earnings (loss) per common share:
 Net loss per common share ........................    $    (3.66)                         $    (3.57)
                                                       ==========                          ==========
Weighted average common shares outstanding
 (basic and diluted) ..............................       162,367                             162,367
                                                       ==========                          ==========
EBITDA(f) .........................................    $   94,528        $       --        $   94,528
                                                       ==========        ==========        ==========

See accompanying notes to the unaudited pro forma consolidated statement of operations.

                          SPECTRASITE HOLDINGS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                     FOR THE YEAR ENDED DECEMBER 31, 2001
                             (DOLLARS IN THOUSANDS)

(a) Consists of revenues recognized on wireless communications towers transferred in connection with the Cingular Transactions.
(b) Reflects certain direct operating expenses, primarily the cost of ground leases, routine ground maintenance and property taxes, associated with the transferred towers.
(c) Reflects the depreciation of the transferred towers.
(d) Reflects adjustment to interest expense as if the issuance of New Term Notes to WCAS, the Tender Offers and the refinancings under our existing credit facility had been completed as of January 1, 2001 as follows:



           Interest on New Term Notes                      $ (45,063)
           Elimination of interest on Notes                   97,125
           Elimination of interest on existing credit
              facility                                         3,044
           Amortization of debt issuance costs on
              New Term Notes                                  (3,333)
           Elimination of amortization of debt
              issuance costs on Notes                          3,150
                                                           ---------
           Total adjustment                                $  54,923
                                                           =========


(e) Reflects adjustment to interest expense as if Exchange Offers had been completed as of January 1, 2001 as follows:



           Interest on Exchange Notes                  $ (9,656)
           Elimination of interest on Notes              24,191
           Amortization of debt issuance costs on
              Exchange Notes                                (77)
           Elimination of amortization of debt
              issuance costs on Notes                       770
                                                       --------
           Total adjustment                            $ 15,228
                                                       ========


(f) EBITDA consists of operating income (loss) before depreciation and amortization expense, non-cash compensation charges and restructuring and non-recurring charges. EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. We believe that EBITDA can assist in comparing company performance on a consistent basis without regard to depreciation and amortization expense, which may vary significantly depending on accounting methods where acquisitions are involved or non-operating factors such as historical cost basis.


MATERIAL NONRECURRING CHARGES AND CREDITS

The following schedule reflects material nonrecurring charges and credits and related tax effects that result directly from the transactions and which will be included in income within the 12 months succeeding the transactions. In accordance with the guidance for pro forma financial statement presentation, these items are not to be presented as adjustments when preparing the pro forma statement of operations but are to be separately disclosed (dollars in thousands)



     Expense associated with reducing the future sublease commitment to
       SBC by 187 towers ........................................................    $  10,000
     Loss on the transfer of assets pursuant to the Cingular Transaction ........      (45,344)
     Extraordinary gain on the early extinguishment of debt, net of expenses and income taxes, inconnection with the purchase of Notes pursuant to
       the Offers ...............................................................      521,940
     Extraordinary gain on the early extinguishment of debt, net of expenses and income taxes, in connection with the purchase of Notes pursuant to the
     Exchange Offers ............................................................      135,358
                                                                                     ---------
     Total of material nonrecurring charges and credits .........................    $ 621,954
                                                                                     =========

                          SPECTRASITE HOLDINGS, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                            (DOLLARS IN THOUSANDS)





                                                                          NEW TERM NOTES,
                                                                          TENDER  OFFERS
                                                          HISTORICAL       AND CINGULAR
                                                           MARCH 31,         PRO FORMA
                                                             2002           ADJUSTMENTS
                                                        -------------- --------------------
Revenues:
 Site leasing .........................................   $   65,952       $   (2,636) (a)
 Network services .....................................       48,299               --
                                                          ----------       ----------
    Total revenues ....................................      114,251           (2,636)
                                                          ----------       ----------
Operating expenses:
 Costs of operations, excluding depreciation and
    amortization expense:
  Site leasing ........................................       25,505           (1,505)(b)
  Network services ....................................       40,168               --
 Selling, general and administrative expenses .........       18,845               --
 Depreciation and amortization expense ................       46,075           (2,743)(c)
                                                          ----------       ----------
    Total operating expenses ..........................      130,593           (4,248)
                                                          ----------       ----------
Operating loss ........................................      (16,342)           1,612
                                                          ----------       ----------
Other income (expense):
 Interest income ......................................           84               --
 Interest expense .....................................      (58,697)          21,467 (d)
 Other income (expense) ...............................         (588)              --
                                                          ----------       ----------
    Total other income (expense) ......................      (59,201)          21,467
                                                          ----------       ----------
Loss before income taxes ..............................      (75,543)          23,079
Income tax expense ....................................          235               --
                                                          ----------       ----------
Loss before cumulative effect of change in
 accounting principle .................................      (75,778)          23,079
Cumulative effect of change in accounting for
 goodwill .............................................     (376,753)              --
                                                          ----------       ----------
Net loss ..............................................   $ (452,531)      $   23,079
                                                          ==========       ==========
Basic and diluted earnings (loss) per common share:
 Loss before cumulative effect of change in
  accounting principle ................................   $    (0.50)
 Cumulative effect of change in accounting for
  goodwill ............................................        (2.45)
                                                          ----------
 Net loss per common share ............................   $    (2.95)
                                                          ==========
Weighted average common shares outstanding (basic
 and diluted) .........................................      153,654
                                                          ==========
EBITDA(f) .............................................   $   30,022       $   (1,131)
                                                          ==========       ==========



                                                            PRO FORMA
                                                             FOR THE                           PRO FORMA
                                                         NEW TERM NOTES,      EXCHANGE           AFTER
                                                        TENDER OFFERS AND      OFFERS       EXCHANGE OFFERS
                                                             CINGULAR         PRO FORMA        MARCH 31,
                                                           TRANSACTIONS      ADJUSTMENTS         2002
                                                        ----------------- ---------------- ----------------
Revenues:
 Site leasing .........................................    $   63,316        $      --        $   63,316
 Network services .....................................        48,299               --            48,299
                                                           ----------        ---------        ----------
    Total revenues ....................................       111,615               --           111,615
                                                           ----------        ---------        ----------
Operating expenses:
 Costs of operations, excluding depreciation and
  amortization expense:
  Site leasing ........................................        24,000               --            24,000
  Network services ....................................        40,168               --            40,168
 Selling, general and administrative expenses .........        18,845               --            18,845
 Depreciation and amortization expense ................        43,332               --            43,332
                                                           ----------        ---------        ----------
    Total operating expenses ..........................       126,345               --           126,345
                                                           ----------        ---------        ----------
Operating loss ........................................       (14,730)              --           (14,730)
                                                           ----------        ---------        ----------
Other income (expense):
 Interest income ......................................            84               --                84
 Interest expense .....................................       (37,230)           5,328 (e)       (31,902)
 Other income (expense) ...............................          (588)              --              (588)
                                                           ----------        ---------        ----------
    Total other income (expense) ......................       (37,734)           5,328           (32,406)
                                                           ----------        ---------        ----------
Loss before income taxes ..............................       (52,464)           5,328           (47,136)
Income tax expense ....................................           235               --               235
                                                           ----------        ---------        ----------
Loss before cumulative effect of change in
 accounting principle .................................       (52,699)           5,328           (47,371)
Cumulative effect of change in accounting for
 goodwill .............................................      (376,753)              --          (376,753)
                                                           ----------        ---------        ----------
Net loss ..............................................    $ (429,452)       $   5,328        $ (424,124)
                                                           ==========        =========        ==========
Basic and diluted earnings (loss) per common share:
 Loss before cumulative effect of change in
  accounting principle ................................    $    (0.32)                        $    (0.29)
 Cumulative effect of change in accounting for
  goodwill ............................................         (2.27)                             (2.27)
                                                           ----------                         ----------
 Net loss per common share ............................    $    (2.59)                        $    (2.56)
                                                           ==========                         ==========
Weighted average common shares outstanding (basic
 and diluted) .........................................       165,798                            165,798
                                                           ==========                         ==========
EBITDA(f) .............................................    $   28,891        $      --        $   28,891
                                                           ==========        =========        ==========

                          SPECTRASITE HOLDINGS, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)

(a) Consists of revenues recognized on wireless communications towers transferred in connection with the Cingular Transactions.
(b) Reflects certain direct operating expenses, primarily the cost of ground leases, routine ground maintenance and property taxes, associated with the transferred towers.
(c) Reflects the depreciation of the transferred towers.
(d) Reflects adjustment to interest expense as if the issuance of New Term Notes to WCAS, the Tender Offers and the refinancings under our existing credit facility had been completed as of January 1, 2001 as follows:



           Interest on New Term Notes                      $ (11,266)
           Elimination of interest on Notes                   31,451
           Elimination of interest on existing credit
              facility                                         1,273
           Amortization of debt issuance costs on
              New Term Notes                                    (833)
           Elimination of amortization of debt
              issuance costs on Notes                            842
                                                           ---------
           Total adjustment                                $  21,467
                                                           =========


(e) Reflects adjustment to interest expense as if Exchange Offers had been completed as of January 1, 2001 as follows:



           Interest on Exchange Notes                  $ (2,414)
           Elimination of interest on Notes               7,561
           Amortization of debt issuance costs on
              New Notes                                     (21)
           Elimination of amortization of debt
              issuance costs on Notes                       202
                                                       --------
           Total adjustment                            $  5,328
                                                       ========


(f) EBITDA consists of operating income (loss) before depreciation and amortization expense, non-cash compensation charges and restructuring and non-recurring charges. EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies. We believe that EBITDA can assist in comparing company performance on a consistent basis without regard to depreciation and amortization expense, which may vary significantly depending on accounting methods where acquisitions are involved or non-operating factors such as historical cost basis.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Current Report, as well as certain oral statements made from time to time by representatives of the Company, including information with respect to the Company's future business plans, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For this purpose, any statements contained or incorporated by reference herein that are not statements of historical fact may be deemed to be forward-looking statements, subject to a number of risks and uncertainties that could cause actual results to differ significantly from those described in such forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company's business strategy and operations, future expansion plans, future prospects, financial position, anticipated revenues or losses, EBITDA, projected costs and capital expenditures, and objectives of management. Without limiting the foregoing, the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, potential or continue or the negative of such terms and other comparable terminology are intended to identify forward-looking statements. There are a number of important factors that could cause the Company's results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to the Company's substantial capital requirements and leverage principally as a consequence of its ongoing acquisitions and construction activities; the Company's dependence on demand for wireless communications and the Company's ability to co-locate additional tenants on its towers; the success of the Company's tower construction program; the successful operational integration of the Company's business acquisitions; competition in the communications tower industry, including the impact of technological developments and future regulatory actions and conditions in its operating areas. More information regarding these and other risks and uncertainties can be found in the Company's SEC filings and public announcements. The Issuers do not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SPECTRASITE HOLDINGS, INC.

           Dated:   May 20, 2002                     By: /s/ David P. Tomick
           -----                                     -----------------------

                                                        David P. Tomick
                                                        Executive Vice President
                                                        and Chief Financial
                                                        Officer